EXHIBIT 32.1

CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Josh Emanuel, Chairman and Chief Executive Officer, and John Gunn, General Manager, Chief Financial Officer and Secretary of DataWave Systems Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     the Quarterly Report on Form 10-QSB of DataWave Systems Inc. for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DataWave Systems Inc.

By: /s/ “Josh Emanuel”

Josh Emanuel
Chairman, Chief Executive Officer
Dated: August 16th, 2004

By: /s/ John Gunn

John Gunn
General Manager, Chief Financial Officer
Dated: August 16th, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to DataWave Systems Inc. and will be retained by DataWave Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.